EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                                 August 2, 2001



WOW Entertainment, Inc.
Bank One Tower, 111 Monument Circle, Suite 4600
Indianapolis, Indiana 46204

         RE:      Registration Statement on Form S-8 Relating to
                  Stock Purchase Agreements

Ladies/Gentlemen:

         We hereby consent to the incorporation by reference of our report dated October 26, 2000, relating to the financial statements of WOW Entertainment, Inc. (formerly American Gaming & Entertainment, Ltd.) and its subsidiary, included in the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2000 (filed on November 29, 2000 under Commission File No. 0-19049), in the Registration Statement on Form S-8 pertaining to the Stock Purchase Agreements with William Shoemake, Anthony Sutton and Douglas E. May.

                                           Very truly yours,

                                           Katz Sapper & Miller


                                           /s/ Katz Sapper & Miller, LLP